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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 6, 2003 relating to the financial statements and financial statement schedule of Vital Images, Inc., which appears in Vital Images, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002.

/s/ PricewaterhouseCoopers LLP PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota December 16, 2003

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  Exhibit 23.1